    Ex 99.1 - Earnings Release

JETBLUE ANNOUNCES FIRST QUARTER 2024 RESULTS
First quarter results exceeded expectations
Progress on revenue and cost initiatives supported positive performance
Focused on executing on refreshed standalone strategy
NEW YORK (April 23, 2024) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the first quarter of 2024.
"Thanks to our incredible crewmembers and our reinvigorated focus on improving reliability, our operation performed above plan in the first quarter, resulting in revenue and costs coming in better than expectations," said Joanna Geraghty, JetBlue’s chief executive officer. "As we look to the full year, significant elevated capacity in our Latin region, which represents a large portion of JetBlue’s network, will likely continue to pressure revenue and we expect a setback in our expectations for the full year. We have full confidence that continuing to take action on our refocused standalone strategy is the right path forward to ultimately return to profitability again."
"We've begun rolling out the initial components of our refocused plan. In the first quarter, we announced a number of significant network changes, which are designed to free up unprofitable flying and reallocate it to proven leisure markets where JetBlue has historically won" said Marty St. George, JetBlue’s president. "Demand remained healthy in peak periods, and in particular, we saw encouraging performance from our domestic and transatlantic flying, as well as continued outsized demand for our premium seating options."
First Quarter 2024 Financial Results
•Net loss for the first quarter of 2024 under Generally Accepted Accounting Principles ("GAAP") of $716 million or $2.11 loss per share. Excluding special items, adjusted net loss for the first quarter of 2024 of $145 million(1) or $0.43 loss per share.
•First quarter of 2024 capacity decreased by 2.7% year-over-year.
•Operating revenue of $2.2 billion for the first quarter of 2024, down 5.1% year-over-year.
•Operating expense for the first quarter of 2024 increased by 14.0% year-over-year to $2.9 billion.
•Operating expense per available seat mile ("CASM") for the first quarter of 2024 increased 17.1% year-over-year.
•Operating expense, excluding special items for the first quarter of 2024 decreased 3.7%(1) year-over-year to $2.4 billion.
•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel")(1) for the first quarter of 2024 increased 7.1%(1) year-over-year.
•Average fuel price in the first quarter of 2024 of $2.97 per gallon.
First Quarter 2024 Key Highlights
•Continued Implementing Strategic Network Changes
◦Announced the scaling back of flying at Los Angeles International Airport, reallocating flying to more profitable opportunities in core leisure markets. Departure count will be down by roughly one-third, effective June 13th.
◦Rationalized our footprint at seven stations, making progress to exit Baltimore, Bogotá, Burlington, Kansas City, Lima, Newburgh and Quito.
◦Launched new non-stop seasonal service to Dublin, Ireland from New York's John F. Kennedy International Airport and Boston Logan International Airport ("BOS"), and launched new daily nonstop service to Paris Charles de Gaulle Airport from BOS.
•Executed on Our Cost Initiatives
◦Implemented new fixed cost savings initiatives, including offering voluntary opt-out opportunities to select work groups, and rationalizing our real estate footprint.

◦Achieved ~$100 million in structural cost savings to-date, keeping JetBlue on track to deliver run-rate savings of $175 million to $200 million by the end of 2024.
◦Realized $70 million in cumulative cost savings from our fleet modernization program, which is now expected to deliver $100 million in cost savings through 2024, vs. $75 million previously, as we continue to replace the Embraer E190s with the margin-accretive A220s.
•Provided Exceptional Service for Our Customers
◦Delivered improved operational performance versus our expectations, even with more disruptive operational events than last year, resulting in a completion factor of 98.7%.
◦Launched additional ancillary revenue initiatives, including preferred seating on select routes, giving customers more options to choose the seat that best aligns with their preferences.
◦Announced new and improved Signature Perks for Mosaics, including dedicated phone support, greater access to the Mint cabin, and the ability to gift Mosaic 1 status, further expanding the ways our most loyal customers can be rewarded.
•Advanced Our Progress as a Sustainability Leader
◦Acted as one of three airlines in the largest-ever collective purchase of sustainable aviation fuel ("SAF") certificates, equal to about 50 million gallons of high-integrity SAF, or 500,000 tons, of abated CO2e, through the Sustainable Aviation Buyers Alliance.
Balance Sheet and Liquidity
•Made progress on extending our A320 aircraft to provide growth tailwinds, with 12 aircraft purchased or committed off-lease since the third quarter of 2023.
•Ended the first quarter with $1.7 billion in unrestricted cash, cash equivalents, short-term investments, and long-term marketable securities (excluding our $600 million undrawn revolving credit facility).
Outlook
"Aside from elevated capacity in the Latin region expecting to impact our revenue performance as we move from Q1 to Q2, the remainder of our network is steadily improving, and we look forward to launching additional revenue initiatives to support our revenue performance in the back half of the year. We remain committed to winning our high-margin, core geographies and returning to profitability again, driven by our refocused strategy to better serve our core customers" continued St. George.

Second Quarter and Full Year 2024 Outlook	Estimated 2Q 2024	Estimated FY 2024
Available Seat Miles ("ASMs") Year-Over-Year	(5.0%) - (2.0%)	Down low single digits
Revenue Year-Over-Year	(10.5%) - (6.5%)	Down low single digits
CASM Ex-Fuel (1) Year-Over-Year (2)	5.5% - 7.5%	Up mid-to-high single digits
Fuel Price per Gallon (3), (4)	$2.98 - $3.13	-
Capital Expenditures	~$550 million	~$1.6 billion
"Our laser focus on controllable cost execution delivered in the first quarter, beating our revised outlook range. We took a more granular look at our fixed costs, and implemented several cost reductions across our business. In addition, our structural cost program and fleet modernization are on-track to deliver around $275 million in cumulative savings this year. These savings are even more important in a year where fuel continues to remain volatile. As we look forward, we'll remain nimble in responding to the unique and dynamic challenges we face in our industry, while executing on our refocused strategy to generate earnings again," said Ursula Hurley, JetBlue’s chief financial officer.

Earnings Call Details
JetBlue will hold a conference call to discuss its quarterly earnings today, April 23, 2024 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company’s website for at least 30 days.
For further details, see the first quarter 2024 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
Our guidance for full year 2024 previously included an expectation that any compensation received for aircraft removed from service due to geared turbo fan engine issues would be recorded as an offset to operating expenses. However, following further analysis of the relevant accounting guidance and precedent transactions of a similar nature within the industry, the Company will recognize any compensation predominantly as a reduction to aircraft assets on the consolidated balance sheet and/or amortized to maintenance expense as appropriate. This is expected to have an adverse impact on CASM Ex-Fuel as this benefit will be recognized over a longer period of time. Despite the significantly reduced compensation recognized in earnings in 2024, CASM Ex-Fuel is still expected to be within the range of our reaffirmed full year 2024 guidance.
(1)Non-GAAP financial measure; Note A provides a reconciliation of certain non-GAAP financial measures used in this release and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(2)Includes the impact from the pilot union agreement of approximately two points for the full year 2024.
(3)Includes fuel taxes, hedges and other fuel fees.
(4)JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate the unhedged portion of its current quarter. Fuel price is based on forward curve as of April 12, 2024.
Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans" "intends", "anticipates", "indicates", "remains", "believes", "estimates", "forecast", "guidance", "outlook", "may", "will", "should" "seeks", "goals", "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook and future results of operations and financial position, including our expected return to profitability, expectations with respect to our headwinds and tailwinds, and our business strategy and plans for future operations, including our refreshed standalone strategy. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the risk associated with the execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to the NEA and our wind-down of the NEA; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; our substantial indebtedness and impact on our ability to meet future financing needs; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; increasing attention to, and evolving expectations regarding, environmental, social and governance matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Report, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Report might not occur. Our forward-looking statements speak only as of the date of this Report. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
(percent changes based on unrounded numbers)	2024	2023	Percent Change
OPERATING REVENUES
Passenger	$2,055	$2,182	(5.8)
Other	154	146	5.5
Total operating revenues	2,209	2,328	(5.1)

OPERATING EXPENSES
Aircraft fuel	625	785	(20.4)
Salaries, wages and benefits	823	741	11.0
Landing fees and other rents	165	160	3.1
Depreciation and amortization	158	151	4.6
Aircraft rent	27	32	(16.1)
Sales and marketing	77	76	1.7
Maintenance, materials and repairs	132	176	(24.2)
Special items	562	112	NM (1)
Other operating expenses	359	337	6.3
Total operating expenses	2,928	2,570	14.0

OPERATING LOSS	(719)	(242)	NM

Operating margin	(32.6)%	(10.4)%	(22.2)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(53)	(46)	14.8
Interest income	19	12	52.7
Capitalized interest	4	5	(9.6)
Gain (loss) on investments, net	(22)	3	NM
Other	4	2	NM
Total other expense	(48)	(24)	(95.0)

LOSS BEFORE INCOME TAXES	(767)	(266)	NM

Pre-tax margin	(34.7)%	(11.4)%	(23.3)	pts.

Income tax benefit	51	74	(31.3)

NET LOSS	$(716)	$(192)	NM

LOSS PER COMMON SHARE:
Basic	$(2.11)	$(0.58)
Diluted	$(2.11)	$(0.58)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	339.7	327.6
Diluted	339.7	327.6
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended March 31,
(percent changes based on unrounded numbers)	2024	2023	Percent Change
Revenue passengers (thousands)	9,584	10,192	(6.0)
Revenue passenger miles (RPMs) (millions)	13,002	13,375	(2.8)
Available seat miles (ASMs) (millions)	16,313	16,769	(2.7)
Load factor	79.7%	79.8%	(0.1)	pts.
Aircraft utilization (hours per day)	10.2	11.1	(8.1)

Average fare	$214.39	$214.07	0.1
Yield per passenger mile (cents)	15.80	16.31	(3.1)
Passenger revenue per ASM (cents)	12.60	13.01	(3.2)
Operating revenue per ASM (cents)	13.54	13.88	(2.5)
Operating expense per ASM (cents)	17.95	15.32	17.1
Operating expense per ASM, excluding fuel (cents) (1)	10.57	9.87	7.1

Departures	79,700	87,481	(8.9)
Average stage length (miles)	1,279	1,199	6.7
Average number of operating aircraft during period	285	278	2.5
Average fuel cost per gallon	$2.97	$3.59	(17.3)
Fuel gallons consumed (millions)	210	219	(3.8)
Average number of full-time equivalent crewmembers	20,222	20,536	(1.5)

(1) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	March 31, 2024	December 31, 2023
	(unaudited)
Cash and cash equivalents	$1,237	$1,166
Total investment securities	471	564
Total assets	13,721	13,853
Total debt	5,012	4,716
Stockholders' equity	2,633	3,337

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial performance measures in addition to, and not as a substitute for, our financial measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.
With respect to JetBlue’s CASM Ex-Fuel(1) guidance JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measures cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.

Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-fuel")
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel, operating expenses related to other non-airline businesses, such as JetBlue Ventures and JetBlue Travel Products, and special items from total operating expenses to determine Operating expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and our metrics are more comparable with the presentation of our results excluding such impact.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
For the three months ended March 31, 2024, special items included Spirit-related costs, voluntary opt-out costs, and Embraer E190 fleet transition costs.
For the three months ended March 31, 2023, special items included union contract costs and Spirit related costs.
The table below provides a reconciliation of our total operating expenses ("GAAP measure") to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Three Months Ended March 31,
	$			Cents per ASM
($ in millions; per ASM data in cents; percent changes based on unrounded numbers)	2024	2023	Percent Change	2024	2023	Percent Change
Total operating expenses	$2,928	$2,570	14.0	17.95	15.32	17.1
Less:
Aircraft fuel	625	785	(20.4)	3.84	4.68	(18.1)
Other non-airline expenses	17	18	(4.4)	0.10	0.09	(1.8)
Special items	562	112	NM (1)	3.44	0.68	NM
Operating expenses, excluding fuel	$1,724	$1,655	4.2	10.57	9.87	7.1
(1) Not meaningful or greater than 100% change.

Operating Expense, Operating Loss, Adjusted Operating Margin, Pre-tax Loss, Adjusted Pre-tax Margin, Net Loss and Loss per Share, excluding Special Items and Gain (Loss) on Investments
Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.
For the three months ended March 31, 2024, special items included Spirit-related costs, voluntary opt-out costs, and Embraer E190 fleet transition costs.
For the three months ended March 31, 2023, special items included union contract costs and Spirit-related costs.
Certain net gains and losses on our investments were also excluded from our March 31, 2024 and 2023 non-GAAP results.
We believe the impact of these items distort our overall trends and our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, ADJUSTED OPERATING MARGIN, PRE-TAX LOSS, ADJUSTED PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN (LOSS) ON INVESTMENTS
(unaudited, in millions)
	Three Months Ended March 31,
	2024	2023
Total operating revenues	$2,209	$2,328

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,928	$2,570
Less: Special items	562	112
Total operating expenses excluding special items	$2,366	$2,458
Percent change	(3.7)%

RECONCILIATION OF OPERATING LOSS
Operating loss	$(719)	$(242)
Add back: Special items	562	112
Operating loss excluding special items	$(157)	$(130)

RECONCILIATION OF ADJUSTED OPERATING MARGIN
Operating margin	(32.6)%	(10.4)%

Operating loss excluding special items	$(157)	$(130)
Total operating revenues	2,209	2,328
Adjusted operating margin	(7.1)%	(5.6)%

RECONCILIATION OF PRE-TAX LOSS
Loss before income taxes	$(767)	$(266)
Add back: Special items	562	112
Less: Gain (loss) on investments, net	(22)	3
Loss before income taxes excluding special items and gain (loss) on investments, net	$(183)	$(157)

RECONCILIATION OF ADJUSTED PRE-TAX MARGIN
Pre-tax margin	(34.7)%	(11.4)%

Loss before income taxes excluding special items	$(183)	$(157)
Total operating revenues	2,209	2,328
Adjusted pre-tax margin	(8.3)%	(6.8)%

RECONCILIATION OF NET LOSS
Net loss	$(716)	$(192)
Add back: Special items	562	112
Less: Income tax benefit related to special items	7	29
Less: Gain (loss) on investments, net	(22)	3
Less: Income tax benefit (expense) related to gain (loss) on investments, net	6	(1)
Net loss excluding special items and gain (loss) on investments, net	$(145)	$(111)

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, ADJUSTED OPERATING MARGIN, PRE-TAX LOSS, ADJUSTED PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN (LOSS) ON INVESTMENTS (CONTINUED)
(unaudited)

	Three Months Ended March 31,
CALCULATION OF LOSS PER SHARE	2024	2023
Loss per common share
Basic	$(2.11)	$(0.58)
Add back: Special items	1.65	0.34
Less: Income tax benefit related to special items	0.02	0.09
Less: Gain (loss) on investments, net	(0.06)	0.01
Less: Income tax benefit related to gain (loss) on investments, net	0.01	—
Basic excluding special items and gain (loss) on investments, net	$(0.43)	$(0.34)

Diluted	$(2.11)	$(0.58)
Add back: Special items	1.65	0.34
Less: Income tax benefit related to special items	0.02	0.09
Less: Gain (loss) on investments, net	(0.06)	0.01
Less: Income tax benefit related to gain (loss) on investments, net	0.01	—
Diluted excluding special items and gain (loss) on investments, net	$(0.43)	$(0.34)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com